UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 19, 2012, Idenix Pharmaceuticals, Inc. (the “Company”) issued a press release announcing data from a phase I clinical trial of IDX719, an HCV NS5A inhibitor, demonstrating potent pan-genotypic antiviral activity with single doses.

In January 2012, the Company initiated a phase I clinical study of IDX719. The first part of the study evaluated the safety, pharmacokinetics and food effect of IDX719 in 40 healthy volunteers at single doses ranging from 5 to 100 mg. Eight healthy volunteers received 100 mg of IDX719 daily for seven days. All doses were well tolerated and pharmacokinetic data supports once-daily dosing in future studies. In the second part of the phase I study, single-ascending doses of IDX719 achieved substantial viral load reductions in the following cohorts of HCV-infected patients:

•

A cohort of 12 HCV genotype 1-infected patients received single IDX719 doses of 1, 5, 10, 25, 50 or 100 mg (2 patients per dose). Mean maximal viral load reductions were 1.9 log10, 2.6 log10, 3.3 log10, 3.7 log10, 2.8 log10 and 3.5 log10, respectively;

•

A cohort of three HCV genotype 2-infected patients received single IDX719 doses of 25, 50 or 100 mg (1 patient per dose). Maximal viral load reductions were 0.4 log10, 3.2 log10 and 3.5 log10, respectively; and

•

A cohort of three HCV genotype 3-infected patients received single IDX719 doses of 25, 50 or 100 mg (1 patient per dose). Maximal viral load reductions were 2.2 log10, 3.7 log10 and 3.3 log10, respectively.

A three-day proof-of-concept study has initiated dosing and is designed to evaluate 64 treatment-naïve genotype 1, 2, 3 or 4 HCV-infected patients.

The Company also announced that is has completed enrollment of the second cohort of 30 patients in the ongoing 12-week phase IIb study of IDX184, an HCV nucleotide inhibitor, in combination with pegylated interferon and ribavirin (PegIFN/RBV). IDX184 continues to be safe and well tolerated with no treatment-emergent serious adverse events reported and a side effect profile similar to that of PegIFN/RBV.

The full text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: April 24, 2012	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 19, 2012